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EXHIBIT 24.1:
CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated August 21, 1995 appearing on page 39 of the MICROS Systems, Inc. Annual Report on Form 10-K for the year ended June 30, 1995.


PRICE WATERHOUSE LLP

Baltimore, Maryland
May 30, 1996